Exhibit 15.2

[Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

Hermes Logistics Technologies Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 11, 2009, included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2008.

/s/ Levy Cohen and Co. —————————————— LEVY COHEN AND CO. Registered Auditors

April 24, 2009